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                                                                    EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]








                                 March 7, 2000


NATCO Group Inc.
Brookhollow Central III
2950 North Loop West
Suite 750
Houston, TX 77092


Ladies and Gentlemen:

  We have acted as counsel for NATCO Group, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of an aggregate of 1,841,863 shares of Class A Common Stock, par value $.01 per share (the "Shares") pursuant to the Company's Directors Compensation Plan, the Company's Employee Stock Incentive Plan and the NATCO Stock Option Arrangement (each a "Plan" and collectively the "Plans").

  In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plans, will be validly issued and fully paid and non-assessable.

  The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the general corporation law of the State of Delaware.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                           Very truly yours,


                                           Vinson & Elkins L.L.P.